UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design – Closing Update.

The management of EXAD has secured a $200,000 short term bridge loan, in order to close the acquisition of Incite by August 31, 2017.  The bridge loan will be funded once a formal commitment letter and closing date have been received from Wells Fargo.

As the current management has done previously, when they acquired Native Outfitters, the Company will enter into a non-dilutive bridge loan to close the transaction.

The bridge loan will be repaid from the proceeds of the loan being obtained through Wells Fargo, there will be no equity issued to fund or repay the loan.

The loan is currently working through the valuation process, once that is finalized the bank will issue a formal commitment letter and Closing date.

The Fourth Quarter will reflect the combined revenues of both Incite and Native on the books of EXAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
DATE: August 15, 2017	/s/Eugene Caiazzo
Eugene Caiazzo
Chief Executive Officer